ASSISTANT SECRETARY'S CERTIFICATE

     I, Stephanie Pierce, Assistant Secretary of Dreyfus Balanced Fund, Inc. (the "Fund", hereby certify the following resolutions were adopted by written consent dated June 1, 1999 and remain in full force and effect:

          RESOLVED, that the following persons be, and they hereby are, elected to the offices set forth opposite their respective names, to serve at the pleasure of the Fund's
          Board:

          President and Treasurer                 Marie E. Connolly
          Vice President and Secretary            Margaret W. Chambers
          Vice President and Assistant Treasurer  John P. Covino
          Vice President and Assistant Treasurer  Mary A. Nelson
          Vice President and Assistant Treasurer  George A. Rio
          Vice President and Assistant Treasurer Joseph F. Tower, III Vice President, Assistant Treasurer and Frederick C. Dey Assistant Secretary
          Vice President, Assistant Treasurer and Stephanie Pierce Assistant Secretary
          Vice President and Assistant Secretary Douglas C. Conroy Vice President and Assistant Secretary Christopher J. Kelley Vice President and Assistant Secretary Kathleen K. Morrisey Vice President and Assistant Secretary Elba Vasquez
          Vice President and Assistant Secretary  Karen Jacoppo-Wood

          ;and it was further

          RESOLVED, that the Registration Statement and any and all amendments and supplements thereto may be signed by any one of Margaret W. Chambers, Marie E. Connolly, Douglas C. Conroy, Frederick C. Dey, Christopher J. Kelley, Kathleen K. Morrisey, Stephanie Pierce, Elba Vasquez, and Karen Jacoppo-Wood, as the attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as fully to all intents and purposes as the officer, for whom he or she is acting as attorney-in-fact, might or could do in person.



     IN WITNESS WHEREOF, I have hereunto set my hand as Assistant Secretary of the Funds and affixed the seal this 28th day of October 1999.


                                        ___________________________
                                        Stephanie Pierce


(SEAL)
DREYFUS BALANCED FUND, INC.